UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2017

Astrotech Corporation
(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 West 5th Street, Suite 1275, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 485-9530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 13, 2017, Astrotech Corporation (the "Company") filed Articles of Amendment (the "Articles of Amendment") to the Company's Restated Articles of Incorporation, as amended (the "Articles of Incorporation") with the Secretary of State of the State of Washington to effect a 1-for-5 reverse stock split of all outstanding shares of common stock of the Company, no par value per share ("Common Stock"), and a proportional reduction in the number of our authorized shares of Common Stock, effective as of 6:30 A.M. EDT on October 16, 2017. The filing of the Articles of Amendment was made pursuant to the authorization provided by the board of directors on October 12, 2017.
As a result of the reverse stock split, each five (5) shares of outstanding common stock will be combined into one (1) new share, with no change in the par value per share. The number of authorized shares of Common Stock will also be reduced from 75 million to 15 million shares. The number of outstanding shares of Common Stock will be reduced from approximately 22.5 million shares to approximately 4.5 million shares. Proportional adjustments also will be made to the exercise prices of the Company's outstanding stock options, and to the number of shares issued and issuable under the Company's stock incentive plans. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of the Common Stock will receive a cash payment in lieu thereof at a price equal to that fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Company's Common Stock on the NASDAQ Capital Market on October 13, 2017.
The Company's trading symbol of "ASTC" will not change as a result of the reverse stock split. The Common Stock will trade under a new CUSIP number (046484200) effective as of October 16, 2017.
The Articles of Amendment are filed herewith as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01. Other Items.
On October 13, 2017, the Company issued a press release announcing the reverse stock split. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

3.1	Articles of Amendment to the Restated Articles of Incorporation, as amended, of Astrotech Corporation.

99.1	Press release, dated October 13, 2017, issued by Astrotech Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Thomas B. Pickens III

Name:	Thomas B. Pickens III
Title:	Chairman of the Board and Chief
Executive Officer

Date: October 13, 2017

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

3.1	Articles of Amendment to the Restated Articles of Incorporation, as amended, of Astrotech Corporation.	E
99.1	Press release, dated October 13, 2017, issued by Astrotech Corporation.	E